UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BIOMX INC.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF BIOMX INC.

Proxy Statement dated [●], 2026
and first mailed to stockholders on or about [●], 2026

Dear Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders (“Special Meeting”) of BiomX Inc. at 8:00 a.m., Eastern Time, on Wednesday, February 25, 2026. The Special Meeting will be held entirely online to allow for greater participation. Stockholders may participate in the Special Meeting by visiting the following hosting URL: https://www.virtualshareholdermeeting.com/PHGE2026SM.

Your vote is very important! Whether or not you plan to attend the Special Meeting, we urge you to read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form.

Thank you for your confidence and continued support.

Sincerely,

Jonathan Solomon
Chief Executive Officer

PRELIMINARY PROXY STATEMENT DATED FEBRUARY 3, 2026 — SUBJECT TO COMPLETION

BIOMX INC.

708 Quince Orchard Rd, Suite 205

Gaithersburg, MD 20878

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held February 25, 2026

Notice is hereby given that a Special Meeting of Stockholders, or “Special Meeting,” of BiomX Inc., or “we,” “our,” “us,” “BiomX” or the “Company,” will be held online on February 25, 2026, at 8:00 a.m. Eastern Time. You, or your proxy may attend the meeting virtually via the Internet at https://www.virtualshareholdermeeting.com/ PHGE2026SM, where you, or your proxy, will be able to vote electronically and examine the Company’s stockholder list during the Special Meeting. You will need the 16-digit control number included with these materials to attend the Special Meeting and to vote and otherwise participate in the Special Meeting. The purpose of the Special Meeting is the following:

1.	To approve a proposal to authorize, for purposes of complying with Section 713(a) of the NYSE American LLC Company Guide, the issuance of shares of our common stock, par value $0.0001 per share (the “Common Stock”), underlying (A) shares of Series Y convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), and (B) warrants (the “Warrants”) to purchase Common Stock issued and/or issuable by us pursuant to (i) that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of December 26, 2025, by and among the Company and the investor named therein and (ii) that certain engagement letter, dated as of November 26, 2025, by and between the Company and H.C. Wainwright & Co., LLC, which acted as non-exclusive placement agent for the related offering (including (i) any shares of Common Stock issuable pursuant to the payment of dividends on the Preferred Stock and (ii) any additional shares of Common Stock issuable in connection with any voluntary adjustment by the Company of the conversion price of the Preferred Stock or the exercise price of the Warrants), in an amount in excess of 19.99% of our Common Stock outstanding immediately prior to the date of the Purchase Agreement (“Proposal No. 1”);

2.	To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. 1 (“Proposal No. 2”); and

3.	To transact any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

Only BiomX Inc. stockholders of record at the close of business on February 3, 2026, will be entitled to vote at the Special Meeting and any adjournment or postponement thereof.

Your vote is important. Whether or not you are able to attend the virtual meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the virtual meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on February 25, 2026: The proxy statement and proxy card are also available at www.proxyvote.com.

By order of the Board of Directors,

Jonathan Solomon
Chief Executive Officer

[●], 2026

i

PRELIMINARY PROXY STATEMENT DATED FEBRUARY 3, 2026 — SUBJECT TO COMPLETION

BIOMX INC.

708 Quince Orchard Rd, Suite 205

Gaithersburg, MD 2087822

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 25, 2026

This proxy statement contains information about the Special Meeting of Stockholders (the “Special Meeting”) of BiomX Inc., which will be held online on February 25, 2026, at 8:00 a.m. Eastern Time. You may attend the meeting virtually via the Internet at https://www.virtualshareholdermeeting.com/PHGE2026SM, where you will be able to vote electronically. The board of directors of BiomX Inc. (the “Board”) is using this proxy statement to solicit proxies for use at the Special Meeting. In this proxy statement, the terms “BiomX,” “we,” “us,” and “our” refer to BiomX Inc. The mailing address of our principal executive offices is BiomX Inc., 708 Quince Orchard Rd, Suite 205, Gaithersburg, MD 2087822.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of the Special Meeting of Stockholders. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

At the Special Meeting, BiomX will ask its stockholders to:

●	approve a proposal to authorize, for purposes of complying with Section 713(a) of the NYSE American LLC Company Guide, the issuance of shares of our common stock, par value $0.0001 per share (the “Common Stock”), underlying (A) shares of Series Y convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), and (B) warrants (the “Warrants”) to purchase Common Stock issued and/or issuable by us pursuant to (i) that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of December 26, 2025, by and among the Company and the investor named therein and (ii) that certain engagement letter, dated as of November 26, 2025, by and between the Company and H.C. Wainwright & Co., LLC, which acted as non-exclusive placement agent for the related offering (including (i) any shares of Common Stock issuable pursuant to the payment of dividends on the Preferred Stock and (ii) any additional shares of Common Stock issuable in connection with any voluntary adjustment by the Company of the conversion price of the Preferred Stock or the exercise price of the Warrants), in an amount in excess of 19.99% of our Common Stock outstanding immediately prior to the date of the Purchase Agreement (“Proposal No. 1”); and

●	approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. 1 (“Proposal No. 2”).

After careful consideration, the Board has approved the proposals referred to above, and has determined that they are advisable, fair and in the best interests of BiomX’s stockholders. Accordingly, the Board recommends that stockholders vote “FOR” Proposal No. 1 and, if necessary to solicit additional proxies if there are not sufficient votes to approve Proposal No. 1, and such proposal is presented, “FOR” Proposal No. 2.

Your vote is important. Whether or not you expect to attend the virtual Special Meeting, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage paid envelope to ensure that your shares will be represented and voted at the Special Meeting. You can also vote your shares via the Internet or by telephone as provided in the instructions set forth in the enclosed proxy card. If you hold your shares in “street name” through a broker, you should follow the procedures provided by your broker.

We thank you for your consideration and continued support.

Yours sincerely,

Jonathan Solomon
Chief Executive Officer

This proxy statement is dated [●], 2026 and is first being mailed to stockholders on or about [●], 2026.

BIOMX INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following section provides answers to frequently asked questions about the Special Meeting. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as a stockholder. You should carefully read this entire proxy statement, including Annex A.

When is this proxy statement and the accompanying materials scheduled to be sent to stockholders?

On or about [●], 2026, we will begin mailing our proxy materials, including the Notice of the Special Meeting, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e. held for your account by a broker or other nominee), a voting instruction form (collectively, the “Proxy Materials”).

How do I attend the Special Meeting?

The meeting will be held entirely online on February 25, 2026, at 8:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/PHGE2026SM. Information on how to vote at the virtual Special Meeting is discussed below.

Who is soliciting my vote?

Our Board is asking for your proxy and we will pay all of the costs associated with asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Common Stock and collecting voting instructions.

When is the record date for the Special Meeting and what does it mean?

The record date for determination of stockholders entitled to vote at the Special Meeting (the “Record Date”) is the close of business on February 3, 2026. The Record Date is established by the Board as required by Delaware law. Only holders of record at the close of business on the Record Date of shares of Common Stock are entitled to receive notice of the Special Meeting. Only holders of record at the close of business on the Record Date of shares of Common Stock are entitled to vote, as a single class, at the Special Meeting or at any postponement(s) or adjournment(s) of the Special Meeting.

How many votes can be cast by all stockholders?

On February 3, 2026, 1,593,516 shares of our Common Stock were outstanding and entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter considered at the Special Meeting. There is no cumulative voting. On February 3, 2026, (i) 776,383 shares of our Series X Preferred Stock were outstanding, none of which are entitled to vote with respect to any matters to be acted upon at the Special Meeting, and (ii) 3,300 shares of our Series Y Convertible Preferred Stock (“Series Y Preferred Stock”), none of which are entitled to vote with respect to any matters to be acted upon at the Special Meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please follow the separate voting instructions that you received for your shares held in each of your different accounts to ensure that all your shares are voted.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer, our transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares.

If your shares are held in a brokerage account or by a bank or other nominee (in “street name”), you are considered the beneficial owner of those shares. The proxy materials have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting by telephone or the Internet.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares during the Special Meeting.

How do I vote?

By Internet at the Special Meeting.

Instructions on how to attend and vote at the Special Meeting are described at https://www.virtualshareholdermeeting.com/PHGE2026SM, although we encourage you to vote by proxy at your earliest convenience to ensure your shares are represented, in case you later decide not to attend the Special Meeting virtually. Stockholders will need their unique 16-digit control number that accompanied the proxy materials. A technical support telephone number will be posted on the log-in page of https://www.virtualshareholdermeeting.com/PHGE2026SM that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the Special Meeting.

By Proxy

To vote by proxy, you must do one of the following:

●	By Internet. If you are a stockholder of record, you may submit your proxy by going to www.proxyvote.com and following the instructions provided on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your voting instruction card. Have your proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on February 24, 2026.

●	By phone. You can vote by telephone by calling the toll-free number included on your proxy card. Telephone voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on February 24, 2026.

●	By mail. You can vote by mail by completing, signing, dating and returning your proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you. The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Special Meeting in accordance with your instructions. The Board has appointed Jonathan Solomon and Marina Wolfson, to each serve as the proxy for the Special Meeting. If you complete and submit your proxy before the Special Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except for one or more of the voting instructions, then your broker may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “Will my shares held in street name be voted if I don’t provide instructions?” Alternatively, if you want to vote your shares during the Special Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee issued proxy.

What shares are included on a proxy card or voting instruction form?

Each proxy card or voting instruction form represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy card or voting instruction form if you hold your shares in multiple accounts, some of your shares are registered directly in your name with our transfer agent, or some of your shares are held in street name through a broker, bank, or other nominee. Please vote the shares on each proxy card or voting instruction form to ensure that all of your shares are counted at the Special Meeting.

What if I have shares registered in my name and don’t vote on a particular matter when returning a proxy card?

Properly signed proxy cards received before the close of voting at the Special Meeting will be voted according to the directions provided. If a signed proxy card is returned without stockholder direction on a matter, the shares will be voted as recommended by the Board.

Will my shares held in street name be voted if I don’t provide instructions?

Current NYSE American LLC (“NYSE American”) rules allow brokers to vote shares on certain “routine” matters for which their customers do not provide voting instructions. Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary voting authority on the matter. We do not expect there to be any broker non-votes at the Special Meeting because we believe that under applicable rules all proposals presented at the Special Meeting are considered non-routine matters. Therefore, in the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal No. 1 or Proposal No. 2. Accordingly, if you do not provide instructions, your shares will not be voted.

I have shares registered in my name and, in addition, have shares in a brokerage account. How do I vote these shares?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will send you instructions on how to vote those shares.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

Proposal 1: FOR the authorization, for purposes of complying with Section 713(a) of the NYSE American LLC Company Guide, of the issuance of shares of our Common Stock underlying shares of (A) Series Y Preferred Stock and (B) Warrants to purchase Common Stock issued and/or issuable by us pursuant to (i) that certain Securities Purchase Agreement, dated as of December 26, 2025, by and among the Company and the investor named therein and (ii) that certain engagement letter, dated as of November 26, 2025, by and between the Company and H.C. Wainwright & Co., LLC, which acted as non-exclusive placement agent for the related offering (including (i) any shares of Common Stock issuable pursuant to the payment of dividends on the Series Y Preferred Stock and (ii) any additional shares of Common Stock issuable in connection with any voluntary adjustment by the Company of the conversion price of the Series Y Preferred Stock or the exercise price of the Warrants), in an amount in excess of 19.99% of our Common Stock outstanding immediately prior to the issuance of such Series Y Preferred Stock and Warrants (page 8).

Proposal 2: FOR the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for Proposal No. 1 (page 14).

What are my choices when voting?

When you cast your vote on:

●	Proposal No. 1: You may vote for the proposal, vote against the proposal or abstain from voting on the proposal.

●	Proposal No. 2: You may vote for the proposal, vote against the proposal or abstain from voting on the proposal.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies

Can I change my vote?

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

●	delivering written notice to our Corporate Secretary or sent to our principal executive offices at BiomX Inc., 708 Quince Orchard Rd, Suite 205, Gaithersburg, MD 2087822, Attention: Corporate Secretary at any time before the close of voting at the Special Meeting;

●	submitting a later dated proxy over the internet or by telephone in accordance with the instructions in the proxy card; or

●	voting your shares electronically during the Special Meeting.

If your shares are held in street name, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the proxy card and entering a new vote by mail that we receive before the start of the Special Meeting or over the Internet or by telephone by the cutoff time of 11:59 p.m. Eastern Time on February 24, 2026, (2) attending and voting at the virtual Special Meeting (although attendance at the Special Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at BiomX Inc., 708 Quince Orchard Rd, Suite 205, Gaithersburg, MD 2087822, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Business may not be conducted at the Special Meeting unless a quorum is present. Under our amended and restated bylaws (“Bylaws”), the holders of one-third (1/3) of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the transaction of business at the Special Meeting.

If there are not sufficient shares present or represented by proxy at the Special Meeting to constitute a quorum for approval of any matter to be voted upon, the Special Meeting may be adjourned by a majority of the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote to permit further solicitation of proxies in order to achieve a quorum. Abstentions or withheld votes and broker non-votes are counted as shares present and entitled to vote for the purpose of determining whether a quorum is present. However, we do not expect there to be any broker non-votes at the Special Meeting because we believe that under applicable rules all proposals presented at the Special Meeting are considered non-routine matters as further described herein.

What vote is required to approve each item at the Special Meeting and how are votes counted?

Votes cast by proxy or in person at the Special Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting, which is Broadridge Investor Communication Solutions, Inc. The tabulators will count all votes FOR, AGAINST and to ABSTAIN. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 1 and Proposal No. 2.

Proposal No. 1

the approval of Proposal No. 1 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on Proposal No. 1. Abstentions will have the same effect as a vote “AGAINST” Proposal 1. We expect there to be no broker non-votes on Proposal No. 1 because we believe that under applicable rules, all proposals presented at the Special Meeting are considered non-routine matters.

Proposal No. 2 - Approval of, if necessary, the adjournment or postponement of the Special Meeting, to continue to solicit votes for Proposal No. 1

The approval of the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for Proposal No. 1 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on Proposal No. 2. Abstentions will have the same effect as a vote “AGAINST” Proposal 2. We expect there to be no broker non-votes on Proposal No. 2 because we believe that under applicable rules, all proposals presented at the Special Meeting are considered non-routine matters.

Could other matters be decided at the Special Meeting?

We do not know of any other matters that may be presented for action at the Special Meeting. Should any other business come before the meeting, the persons named on the proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Special Meeting unless they receive instructions from you with respect to such matter.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Special Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Special Meeting.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who should I contact if I have any additional questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you are the stockholder of record for your shares and if you have any questions, need additional material, or need assistance in voting your shares, please feel free to contact Marina Wolfson, at marinaw@biomx.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your bank, broker or other nominee holder directly.

PROPOSALS

PROPOSAL NO. 1

Background and Description of Proposal No. 1

The Private Placement

On December 26, 2025, we entered into the Purchase Agreement with a certain accredited investor (the “Investor”), pursuant to which we agreed to sell to the Investor (i) an aggregate of 3,300 shares of Series Y Preferred Stock, initially convertible into up to 1,650,000 shares (the “Conversion Shares”) of our Common Stock at an initial conversion price of $2.00 per share (the “Conversion Price”), and (ii) warrants (the “Investor Warrants”) to acquire up to an aggregate of 3,300,000 shares of Common Stock (the “Investor Warrant Shares”) at an exercise price of $2.00 per share (collectively, the “Private Placement”). The closing of the Private Placement occurred on January 13, 2026 (the “Closing Date”). We received total gross proceeds of approximately $3 million from the Private Placement.

In connection with the Private Placement, we also entered into the Engagement Letter with Wainwright, pursuant to which we agreed to issue to Wainwright, or its designees, warrants with substantially the same terms as the Investor Warrants (the “Placement Agent Warrants”, and, together with the Investor Warrants, the “Warrants”) to purchase up to an aggregate of 99,000 shares of Common Stock (the “Placement Agent Warrant Shares” and, together with the Investor Warrant Shares, the “Warrant Shares”) at an initial exercise price of $2.50 per share. The Company also agreed to pay to Wainwright a cash fee equal to 7% of the gross proceeds of the Private Placement and the reimbursement and payment of certain expenses pursuant to the Engagement Letter.

To the extent the number of shares of Common Stock issued in connection with the Private Placement is greater than anticipated, the market price of our Common Stock could decline further. The Conversion Shares and the Warrant Shares are collectively referred to as the “Underlying Shares.”

Section 713(a) of the NYSE American LLC Company Guide requires that a listed company seek stockholder approval in certain circumstances, including prior to the issuance, in a transaction other than a public offering, of more than 19.99% of the Company’s outstanding Common Stock or voting power outstanding before the issuance at a price that is less than the lower of (i) the closing price of the Common Stock immediately preceding the signing of the binding agreement in connection with such transaction or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”).

In connection with the Private Placement, we agreed to seek approval by our stockholders for the issuance of the Underlying Shares no later than 60 calendar days following the Closing Date. The shares of Series Y Preferred Stock are initially convertible into up to 1,650,000 shares of our Common Stock at the initial Conversion Price, the Investor Warrants are exercisable into up to an aggregate of 3,300,000 shares of our Common Stock at an initial exercise price equal to $2.00 per share and the Placement Agent Warrants are exercisable into up to an aggregate of 99,000 shares of our Common Stock at an initial exercise price equal to $2.50 per share.

Reasons for the Private Placement

As of September 30, 2025, our cash and cash equivalents totaled approximately $7,908 thousand. On October 21, 2025, at a duly held meeting of our Board, our Board determined that it was necessary to raise additional funds for general corporate purposes. We believe that the Private Placement, which yielded aggregate gross proceeds of approximately $3 million, was necessary in light of our cash and funding requirements. In addition, at the time of the Private Placement, our Board considered numerous alternatives to the transactions, none of which proved to be feasible or, in the opinion of our Board, would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the Private Placement.

Securities Purchase Agreement

The Purchase Agreement obligates us to indemnify the Investor and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by us or any subsidiary in any of the applicable transaction documents, (ii) any breach of any covenant, agreement or obligation of us or any subsidiary contained in any of the applicable transaction documents, and (iii) certain claims by third parties.

The Purchase Agreement contains certain representations and warranties, covenants and indemnification provisions customary for similar transactions, as well as the following additional covenants: for the period commencing on the date of the Purchase Agreement and ending on the date that is 180 days following the first date on which the resale by the Investor of all the registrable securities required to be filed on the initial registration statement pursuant to the Registration Rights Agreement (as defined below) is declared effective by the SEC (such date, the “Effective Date”), neither the Company nor any of its subsidiaries shall directly or indirectly (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement (as defined below) or filing a registration statement on Form S-8 in connection with any employee compensation plan. Additionally, we agreed to hold a stockholder meeting, at which we would use our reasonable best efforts to solicit our stockholders’ affirmative vote for approval of our issuance of Common Stock in accordance with the terms of the Certificate of Designations, including the Conversion Shares and Dividend Shares (as defined herein), and the Investor Warrant Shares, each in accordance with applicable law and the rules and regulations of the NYSE American (the “Stockholder Approval”) no later than 60 calendar days following the Closing Date. This Proposal No. 1 is intended to fulfill this covenant, however, we are also seeking approval of the issuance of the Placement Agent Warrant Shares pursuant to this Proposal No. 1.

Further, pursuant to the Purchase Agreement, the Company agreed to increase the size of the board by one seat and appoint a new director to be designated by the Investor, provided that the Investor beneficially owns at least 9.99% of the Company’s outstanding shares of Common Stock. The Investor also has the right to designate a second director after the Company obtains stockholder approval, provided that the Investor beneficially owns at least 19.99% of the Company’s outstanding shares of Common Stock. On December 19, 2025, the Board increased the size of the Board to nine members and appointed Mr. Reuven Yeganeh to serve as a Class 1 director on the Board, effective as of the Closing Date, for a term ending at the Company’s annual meeting of stockholders to be held in 2027.

The Series Y Preferred Stock

The terms of the Series Y Preferred Stock are as set forth in the Series Y Convertible Preferred Stock Certificate of Designations (the “Certificate of Designations”), which was filed with the Secretary of State for the State of Delaware on January 13, 2026, prior to the closing of the Private Placement. The form of Certificate of Designations was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 29, 2025, and is incorporated herein by reference.

All of our shares of capital stock rank junior to shares of the Series Y Preferred Stock, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up. Further to the foregoing, the shares of Series Y Preferred Stock rank senior to shares of Series X Non-Voting Convertible Preferred Stock, par value $0.0001 per share, of the Company issued and outstanding pursuant to that certain Certificate of Designations of the Series X Non-Voting Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

The shares of Series Y Preferred Stock are convertible into the Conversion Shares at the election of the holder at any time at the Conversion Price. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like. The Conversion Price may also be voluntarily reduced by the Company to any amount and for any period of time deemed appropriate by the Board at any time with the prior written consent of the Required Holders (as defined in the Purchase Agreement), subject to the rules and regulations of the NYSE American.

The holders of the Series Y Preferred Stock are entitled to dividends (“Dividends”) of fifteen (15%) percent per annum, compounded each calendar quarter, which are payable in arrears (A) at the holder’s discretion (i) in cash out of funds legally available therefor on the first trading day of each quarter on each Dividend Date (as defined in the Certificate of Designations), or (ii) in shares of Common Stock, payable by way of inclusion of the Dividends in the Conversion Amount (as defined in the Certificate of Designations) on each conversion date (such shares, the “Dividend Shares”), and (B) upon any redemption or any required payment upon any Triggering Event (as defined in the Certificate of Designations). Upon the occurrence and during the continuance of a Triggering Event, the shares of Series Y Preferred Stock accrue Dividends at the rate of 24% per annum. The holders of the Series Y Preferred Stock do not have any voting rights, except as required by law.

Notwithstanding the foregoing, our ability to settle conversions using shares of Common Stock is subject to certain limitations set forth in the Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that we have obtained the Stockholder Approval. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series Y Preferred Stock.

The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, the suspension from trading or the failure of our Common Stock to be trading or listed (as applicable) on an eligible market for a period of five (5) consecutive trading days and our failure to pay any amounts due to the holders of the Series Y Preferred Stock when due. Upon the occurrence of a Triggering Event, each holder of shares of the Series Y Preferred Stock will be able to require us to redeem in cash any or all of the holder’s shares of the Series Y Preferred Stock at a premium set forth in the Certificate of Designations.

We are subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than Dividends pursuant to the Certificate of Designations), and the transfer of assets, among other matters. In addition, until earlier of (i) the first anniversary of the Closing Date or (ii) the consummation of a Change of Control (as defined in the Certificate of Designations) transaction or reverse merger approved by the Board of the Company the Company is required to maintain at all times unencumbered, unrestricted cash and cash equivalents on hand in amount equal to at least $1,000,000.

There is no established public trading market for the Series Y Preferred Stock and we do not intend to list the Series Y Preferred Stock on any national securities exchange or nationally recognized trading system.

The Investor Warrants and Placement Agent Warrants

The Investor Warrants and Placement Agent Warrants are exercisable for shares of Common Stock immediately, at an exercise price of $2.00 per share and $2.50 per share, respectively, and expire five years from the date of issuance. The exercise price of each of the Warrants is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like. There is no established public trading market for the Warrants, and we do not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

The Warrants may be exercised for cash; provided that, if there is no effective registration statement available for resale of the Warrant Shares, the applicable Warrants may be exercised on a cashless basis. The exercise price may also be voluntarily reduced by the Company to any amount and for any period of time deemed appropriate by the Board, subject to the rules and regulations of the NYSE American.

The Registration Rights Agreement

The Series Y Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act. In connection with the Purchase Agreement, we and the Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which we are required to file a resale registration statement (the “Registration Statement”) with the SEC to register for resale 100% of the Conversion Shares and 100% of the Warrant Shares underlying Warrants issued to the Investor promptly following the Closing Date, but in no event later than thirty (30) calendar days after the Closing Date, and to have such Registration Statement declared effective by the Effectiveness Deadline (as defined in the Registration Rights Agreement). We are obligated to pay certain liquidated damages to the Investor if we fail to file the Registration Statement when required, fail to cause the Registration Statement to be declared effective by the SEC when required, or fail to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we also agreed to other customary obligations regarding registration, including indemnification.

Effect of Issuance of the Securities

The shares of Series Y Preferred Stock are initially convertible into up to an aggregate of 1,650,000 shares of our Common Stock at the initial Conversion Price, the Investor Warrants are exercisable into up to an aggregate of 3,300,000 shares of our Common Stock at the initial exercise price of $2.00 per share and the Placement Agent Warrants are exercisable into up to an aggregate of 99,000 shares of our Common Stock at the initial exercise price of $2.50 per share. Additionally, the holders of the Series Y Preferred Stock are entitled to dividends on the shares of Series Y Preferred Stock at a rate of 15% per annum on the stated value of the Series Y Preferred Stock, payable in shares of Common Stock or cash. Assuming that the holders of the Series Y Preferred Stock elect to receive payment of Dividends solely in shares of Common Stock over an assumed term of one year, approximately 261,933 shares of Common Stock may be issuable as Dividends to the holders of the Series Y Preferred Stock at a rate of 15% per annum on the stated value of the Series Y Preferred Stock, compounded each calendar quarter.

The potential issuance of Underlying Shares and/or Dividend Shares would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership to the extent that the Series Y Preferred Stock is converted or the Warrants are exercised, Dividend Shares are issued or additional shares, if any, of Common Stock are issued pursuant to the terms of the Series Y Preferred Stock. Because the payment of Dividends may be paid in shares of Common Stock at the election of the holder from time to time, the exact magnitude of the dilutive effect of the Private Placement cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

Proposal to Approve Private Placement

Section 713(a) of the NYSE American LLC Company Guide requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock), which equals more than 19.99% of our Common Stock or more than 19.99% of the voting power outstanding immediately prior to the date of the transaction at a price less than the Minimum Price. In the case of the Private Placement, the 19.99% threshold is determined based on the shares of our Common Stock outstanding immediately preceding the signing of the Purchase Agreement, which we signed on December 26, 2025.

Immediately prior to the execution of the Purchase Agreement, we had 1,593,516 shares of Common Stock issued and outstanding. Therefore, the potential issuance of the Underlying Shares or Dividend Shares would have constituted greater than 19.99% of the shares of Common Stock issued and outstanding prior to giving effect to the Private Placement. We are seeking stockholder approval under Section 713(a) of the NYSE American LLC Company Guide for the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) in excess of 5,310,933 shares, which is 19.99% of the shares of Common Stock issued and outstanding on the original date of entry into the Purchase Agreement.

We generally have no control over whether the holders of the Series Y Preferred Stock convert their shares of Series Y Preferred Stock or elect to receive Dividend payments in the form of Common Stock, whether the Investor Warrant holders exercise their Investor Warrants, whether the Placement Agent exercises its Placement Agent Warrants, whether the Conversion Price is voluntarily reduced by the Company (with the prior written consent of the Required Holders), subject to the rules and regulations of the NYSE American, or whether the exercise price of the Warrants is voluntarily reduced by the Company, subject to the rules and regulations of the NYSE American. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of Underlying Shares that may be issued. Under certain circumstances, however, it is possible, that we will issue more than 19.99% of our outstanding shares of Common Stock to the holders of the Series Y Preferred Stock and Investor Warrants and the Placement Agent under the terms of the Private Placement. Therefore, we are seeking stockholder approval under this proposal to issue more than 19.99% of our outstanding shares of Common Stock, if necessary, to the Series Y Preferred Stock and Warrant holders and the Placement Agent under the terms of the Private Placement, including in connection with the issuance of Conversion Shares, Warrant Shares, Dividend Shares and any additional shares of Common Stock issued in connection with any voluntary adjustment of the Conversion Price or exercise price of the Warrants.

Any transaction requiring approval by our stockholders under Section 713(a) of the NYSE American LLC Company Guide would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

Future issuances of securities in connection with the Private Placement, if any, may cause a significant reduction in the percentage interests of our current stockholders in voting power, any liquidation value, our book and market value, and any future earnings. Further, the issuance or resale of Common Stock issued to the Series Y Preferred Stock and Warrant holders pursuant to the Warrants could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with the Private Placement may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Under the NYSE American LLC Company Guide, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval.

Consequences of Not Approving this Proposal

After extensive efforts to raise capital on more favorable terms, we believed that the Private Placement was the only viable financing alternatives available to us at the time. Pursuant to the terms of the Purchase Agreement, we are required to obtain stockholder approval for this Proposal No. 1 within 60 calendar days from the Closing Date. If we fail to obtain stockholder such approval for this Proposal No. 1, we will be required to incur additional costs in order to hold additional stockholder meetings every 60 days to seek such approval as is required under the Purchase Agreement. Further, until such time as we obtain stockholder approval for this Proposal No. 1, we will not be able to issue more than 19.99% of our outstanding shares of Common Stock to the Series Y Preferred Stock and Warrant holders in connection with the Private Placement.

Interests of Certain Persons

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, Pyu Pyu Capital, LLC (“Pyu Pyu”), which beneficially owns more than 5% of our outstanding shares of Common Stock, received Investor Warrants and shares of Series Y Preferred Stock in connection with the Private Placement. Pyu Pyu may be unable to convert all of the shares of Series Y Preferred Stock and exercise all of the Investor Warrants issued to them in connection with the Private Placement if Proposal No. 1 is not approved by our stockholders. Pyu Pyu, by virtue of the issuance of the Conversion Shares and Investor Warrant Shares to which it is entitled upon conversion of its Series Y Preferred Stock at the initial Conversion Price or exercise of its Investor Warrants at the initial exercise price, respectively, will not acquire rights to a majority of the voting power of us, based on the number of shares of Common Stock outstanding as of the Record Date.

Further Information

The terms of the Purchase Agreement, the Registration Rights Agreement, the Certificate of Designations and the Warrants are only briefly summarized above. For further information, please refer to the forms of the Purchase Agreement, the Registration Rights Agreement, the Series Y Preferred Stock Certificate of Designations and the Warrants, which were filed with the SEC as exhibits to our Current Report on Form 8-K filed on December 26, 2025, and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Vote Required; Recommendation of the Board

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on Proposal No. 1 is required for approval of Proposal No. 1. “ABSTAIN” votes will have the same effect as a vote “AGAINST” this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 1 AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 2:
APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING

General

If we fail to receive a sufficient number of votes to approve Proposal No. 1, we may propose to adjourn or postpone the Special Meeting. We currently do not intend to propose adjournment or postponement at the Special Meeting if there are sufficient votes to approve Proposal No. 1.

Vote Required; Recommendation of Board

The affirmative vote of the holders of the majority of shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on Proposal No. 2 is required for approval of Proposal No. 2. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 2. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2 AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of February 3, 2026 (except as otherwise indicated) based on information obtained from the persons named below, with respect to the beneficial ownership of our Common Stock, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock; (ii) each of our named executive officers and directors; and (iii) all our executive officers and directors as a group. Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding Common Stock, and Schedules 13G or 13D filed with the SEC, as the case may be, and includes shares of our Common Stock which each beneficial owner has the right to acquire within 60 days of February 3, 2026. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. We have based our calculation of beneficial ownership on 1,593,516 shares of our Common Stock outstanding as of February 3, 2026.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Cystic Fibrosis Foundation(2)	162,312	9.99%
Nantahala Capital Management, LLC(3)	158,867	9.99%
Entities affiliated with Deerfield Management Company, L.P.(4)	169,597	9.99%
Alyeska Master Fund(5)	163,352	9.99%
Pyu Pyu Capital, LLC(6)	398,177	19.99%
Directors and Named Executive Officers
Jonathan Solomon(7)	24,740	*
Marina Wolfson(8)	6,728	*
Dr. Merav Bassan(9)	9,924	*
Susan Blum(10)	522	*
Dr. Russell Greig(11)	1,529	*
Dr. Jesse Goodman(12)	522	*
Jonathan Leff(13)	522	*
Gregory Merril(14)	522	*
Dr. Alan Moses(15)	815	*
Edward Williams(16)	472	*
Reuven Yeganeh(6)	398,177	19.99%
All directors and executive officers as a group (11 persons)	444,473	21.8%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o 708 Quince Orchard Rd, Suite 205, Gaithersburg, MD 2087822.

(2)	Based on certain information made available to the Company and on the Schedule 13G/A filed with the SEC on March 4, 2025, by Cystic Fibrosis Foundation.

Represents (x) 131,269 shares of Common Stock and (y) 31,043 shares of Common Stock issuable upon conversion of shares of Series X Preferred Stock (subject to a 9.99% beneficial ownership limitation) and excludes (i) 37,841 shares of Common Stock issuable upon conversion of shares of Series X Preferred Stock (subject to a 9.99% beneficial ownership limitation), (ii) 56,935 shares of Common Stock issuable upon exercise of the Private Placement Common Warrants, (iii) 61,835 shares of Common Stock issuable upon exercise of New Warrants, (iv) 19,758 shares of Common Stock issuable upon exercise of certain amended and restated warrants (the “AR Warrants”), (v) 30,697 shares of Common Stock issuable upon exercise of Private Placement Pre-Funded Warrants and (vi) 31,139 shares of Common Stock issuable upon exercise of Registered Pre-Funded Warrants. Some of such warrants will only be exercisable following stockholder approval and/or are subject to a 9.99% beneficial ownership limitation.

The address of Cystic Fibrosis Foundation is 4550 Montgomery Ave. Suite 1100N Bethesda, MD 20814.

(3)	Based on certain information made available to the Company and on the Schedule 13G/A filed jointly with the SEC on May 15, 2025, by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack. Represents 162,312 shares of Common Stock, consisting of (i) 131,274 shares of Common Stock, (ii) 67,870 shares of Common Stock issuable upon exercise of certain warrants (subject to a beneficial ownership limitation of 9.99%), and (iii) 27,686 shares of Common Stock issuable upon exercise of certain pre-funded warrants (subject to a beneficial ownership limitation of 9.99%).

As the managing members of Nantahala, each of Messrs. Harkey and Mack may be deemed to be a beneficial owner of the securities reported herein held by Nantahala. Nantahala, Mr. Harkey and Mr. Mack have shared dispositive power and voting power over the securities reported herein. The address of Nantahala. Nantahala, Mr. Harkey and Mr. Mack is 130 Main St, New Canaan, Connecticut 06840.

(4)

Based on certain information made available to the Company and on the Schedule 13D/A filed jointly with the SEC on March 3, 2025, by (i) Deerfield Private Design Fund V, L.P. (“Deerfield Private Design V”), (ii) Deerfield Mgmt V, L.P. (“Deerfield Mgmt V”), (iii) Deerfield Healthcare Innovations Fund II, L.P. (“Deerfield HIF II”), (iv) Deerfield Mgmt HIF II, L.P. (“Deerfield Mgmt HIF II”), (v) Deerfield Management Company, L.P. (“Deerfield Management”), and (vi) James E. Flynn (collectively, “Deerfield”). Represents (i) an aggregate of 65,635 shares of common stock held directly by Deerfield Private Design V and Deerfield HIF II (collectively, the “Funds”), (ii) 522 shares of Common Stock issuable upon exercise of options held by Jonathan Leff for the benefit, and at the direction, of Deerfield Management, to the extent such options were exercisable as of the Record Date or will become exercisable within 60 days thereafter and (iii) an aggregate of 72,397shares of Common Stock issuable upon conversion of shares of Series X Preferred Stock (subject to a 9.99% beneficial ownership limitation) or exercise of certain warrants (subject to a 9.99% beneficial ownership limitation) held directly by the Funds, in each case, to the extent such securities were convertible or exercisable as of the Record Date or will become convertible or exercisable within 60 days thereafter.

The terms of the Series X Preferred Stock and provisions of the warrants held by the Funds restrict the conversion of such shares or the exercise of such warrants, as applicable, to the extent that, upon such conversion or exercise, the number of shares of Common Stock then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 9.99% of the total number of shares of Common Stock then outstanding (the “Beneficial Ownership Limitation”). The number of shares beneficially owned by entities affiliated with Deerfield Management excludes an aggregate of 271,402shares of Common Stock issuable upon conversion of shares of Series X Preferred Stock or exercise of certain warrants held by the Funds, which represents the number of shares of Common Stock underlying such shares of Series X Preferred Stock and warrants that would exceed the Beneficial Ownership Limitation, based on the number of shares of Common Stock held directly by the Funds as of the Record Date and the number of shares underlying the Leff Options (to the extent such options are exercisable as of the Record Date or will become exercisable within 60 days thereafter). Each Fund (and each other person that may be deemed to beneficially own shares of Common Stock held directly by either Fund) has disclaimed beneficial ownership of the shares of Common Stock issuable upon conversion of Series X Preferred Stock and the exercise of such warrants to the extent that upon such conversion or exercise the number of shares beneficially owned by all such persons, in the aggregate, would exceed the Beneficial Ownership Limitation.

Mr. Flynn is the sole manager of the general partner of each of Deerfield Mgmt V and Deerfield Mgmt HIF II and Deerfield Management. Deerfield Mgmt V is the general partner of Deerfield Private Design Fund V, L.P. Deerfield Mgmt HIF II is the general partner of Deerfield Healthcare Innovations Fund II, L.P. and Deerfield Management is the investment manager of each Fund. As a result, Deerfield Management and Mr. Flynn have shared voting power and shared dispositive power over the securities held by the Funds, Deerfield Mgmt V has shared voting power and shared dispositive power over the securities held by Deerfield Private Design V and Deerfield Mgmt HIF II shared voting power and shared dispositive power over the securities held by Deerfield HIF II. The address for Deerfield is 345 Park Avenue South, 12th Floor, New York, New York 10010.

(5)

Based on certain information made available to the Company and on the Schedule 13G filed jointly with the SEC on May 15, 2025, by Alyeska Investment Group, L.P. (“Alyeska Investment”), Alyeska Fund GP, LLC (“Alyeska Fund”) and Anand Parekh. Represents (i) 121,899 shares of Common Stock held by Alyeska Master Fund (“Alyeska”) (ii) 38,176 shares of Common Stock issuable upon exercise of certain warrants (subject to a beneficial ownership limitation). Each of Alyeska Investment, Alyeska Fund and Anand Parekh have shared voting power and shared dispositive power over the securities reported herein.

The address of Alyeska is 77 W. Wacker, Suite 700, Chicago, IL 60601.

(6)	Based on the Schedule 13D filed jointly with the SEC on January 26, 2026, by Pyu Pyu Capital, LLC (“Pyu Pyu”) and Reuven Yeganeh, a director of the Company. Represents (i) 1,650,000 shares of Common Stock issuable upon conversion of shares of Series Y Preferred Stock (subject to a 19.99% beneficial ownership limitation), and (ii) 3,300,000 shares of Common Stock issuable upon exercise of certain warrants (subject to a 19.99% beneficial ownership limitation). Reuven Yeganeh is the sole manager of Pyu Pyu and has shared voting control and investment discretion over the securities reported herein that are held by Pyu Pyu. As a result, and Reuven Yeganeh may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Pyu Pyu. The address of Reuven Yeganeh and Pyu Pyu is 48 Hasivim St, Givat Shmuel, Israel.

(7)	Represents (i) 132 shares of Common Stock, (ii) 9,332 shares of Common Stock issuable upon restricted stock units that were vested as of the Record Date or will vest within 60 days thereafter, (iii) 99 shares of Common Stock issuable upon exercise of certain warrants and (iv) certain options to purchase 15,177 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(8)	Represents (i) 20 shares of Common Stock, (ii) 3,608 shares of Common Stock issuable upon restricted stock units that were vested as of the Record Date or will vest within 60 days thereafter, (iii) 15 shares of Common Stock issuable upon exercise of certain warrants and (iv) certain options to purchase 3,085 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(9)	Represents (i) 5,861 shares of Common Stock issuable upon restricted stock units that were vested as of the Record Date or will vest within 60 days thereafter and (ii) certain options to purchase 4,063 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(10)	Represents certain options to purchase 522 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(11)	Represents (i) 20 shares of Common Stock, (ii) 15 shares of Common Stock issuable upon exercise of certain warrants and (iii) certain options to purchase 1,494 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(12)	Represents certain options to purchase 522 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(13)	Represents certain options to purchase 522 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(14)	Represents certain options to purchase 522 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(15)	Represents (i) 26 shares of Common Stock, (ii) 20 shares of Common Stock issuable upon exercise of certain warrants and (iii) certain options to purchase 769 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(16)	Represents certain options to purchase 472 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

BiomX files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can review BiomX electronically filed reports, proxy and information statements on the SEC’s web site at http://www.sec.gov or on BiomX’s web site at https://www.biomx.com. Information included on BiomX’s web site is not a part of this proxy statement.

You should rely only on the information contained in this proxy statement or on information to which BiomX has referred you. BiomX has not authorized anyone else to provide you with any information. A representative of the Company’s independent registered public accounting firm, Kesselman & Kesselman, Certified Public Accountants (Isr.), is not expected to be present at the virtual Special Meeting and will therefore not have an opportunity to make a statement or to respond to appropriate questions from our stockholders.

If you have more questions about this proxy statement or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact BiomX’s Corporate Secretary at marinaw@biomx.com.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or the Company. Direct your written request to: BiomX Inc., 708 Quince Orchard Rd, Suite 205, Gaithersburg, MD 2087822, Attention: Marina Wolfson.

Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), a stockholder who intends to present a proposal at our 2026 annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for the 2026 annual meeting must submit the proposal to us in writing to the attention of our Secretary at 708 Quince Orchard Rd, Suite 205, Gaithersburg, MD 2087822. The proposal must be received no later than April 30, 2026. However, pursuant to Rule 14a-8, if the 2026 annual meeting is held on a date that is before September 26, 2026 or after November 15, 2026, then a stockholder proposal submitted for inclusion in our proxy statement for the 2026 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2026 annual meeting.

Stockholders wishing to submit proposals to be presented directly at the 2026 annual meeting of stockholders instead of by inclusion in our proxy statement for the 2026 annual meeting must follow the submission criteria set forth in our Bylaws and applicable law concerning stockholder proposals. To be properly brought before the 2026 annual meeting, business either (i) must be specified in a written notice of the 2026 annual meeting (or any supplement thereto) given by or at the direction of the Board or the Chief Executive Officer or Secretary of BiomX, (ii) otherwise properly brought before the 2026 annual meeting by or at the direction of the Board, or (iii) otherwise properly brought before the 2026 annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the 2026 annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of BiomX. To be timely, a stockholder’s notice must be delivered to or mailed and received at one of the principal executive office(s) of BiomX, not less than ninety (90) calendar days nor more than one-hundred and twenty (120) calendar days prior to the 2026 annual meeting; provided, however, that in the event that less than forty-five (45) calendar days’ notice or prior public disclosure of the date of the 2026 annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) business day following the day on which such notice of the date of the 2026 annual meeting was mailed or such public disclosure was made.

For next year’s annual meeting, we will be required pursuant to Rule 14a-19 under the Exchange Act to include on our proxy card all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of the Company’s annual meeting of stockholders for the prior year. For any such director nominee to be included on our proxy card for the Company’s 2026 annual meeting of stockholders, notice must be received no later than August 17, 2026. Please note that the notice requirement under Rule 14a-19 is in addition to any applicable notice requirements under any advance notice provisions of our Bylaws, as may be amended.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the Special Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Special Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on February 24, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PHGE2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on February 24, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83837-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOMX INC.

The Board of Directors recommends you vote "FOR" Proposals 1 and 2.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders on any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.

V83838-TBD

BIOMX INC.
Special Meeting of Stockholders
February 25, 2026 8:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jonathan Solomon and Marina Wolfson or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIOMX INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at 8:00 a.m., Eastern Time on February 25, 2026, at www.virtualshareholdermeeting.com/PHGE2026SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted "FOR" Proposals 1 and 2 and, in the discretion of the proxies, upon such other matters as may properly come before the Special Meeting of Stockholders.

Continued and to be signed on reverse side.